Exhibit 99.1

Contact: Mifflinburg Bancorp, Inc. Jeffrey J Kapsar 570-966-1041 jkapsar@miffbank.com	Contact: Northumberland Bancorp J. Todd Troxell 570-473-3531 ttroxell@norrybank.com

MIFFLINBURG BANCORP, INC. AND NORTHUMBERLAND BANCORP ANNOUNCE

RECEIPT OF REGULATORY APPROVALS FOR MERGER OF EQUALS

Mifflinburg, PA and Northumberland, PA, July 2, 2025 – Mifflinburg Bancorp, Inc. (OTCPK: MIFF) (“MIFF”), the bank holding company for Mifflinburg Bank and Trust Company, and Northumberland Bancorp (OTCPK: NUBC) (“NUBC”), the bank holding company for The Northumberland National Bank, jointly announced that, in connection with their proposed strategic merger of equals, they have received the requisite regulatory approvals and waivers from the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation and the Federal Reserve Bank of Philadelphia to complete their transaction on the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of September 24, 2024, as amended on and January 3, 2025 and March 25, 2025, by and between MIFF and NUBC. The closing of the proposed merger remains subject to customary closing conditions. MIFF and NUBC expect that the merger transaction will close on or about August 1, 2025.

As part of the Agreement and Plan of Merger, the companies have agreed to rename the combined holding company “Steele Bancorp, Inc” and to rebrand the merged bank name as “Central Penn Bank & Trust” (“CPBT”). CPBT will operate as a full-service commercial bank, maintaining a strong presence across the region, with offices in Lewisburg, Mifflinburg, Middleburg, Millheim, Milton, Northumberland, Port Trevorton, Hummels Wharf/Shamokin Dam, Selinsgrove, Sunbury, and surrounding communities in Central Pennsylvania. The newly combined institution remains committed to delivering modern banking solutions, enhanced security, and personalized service to both individual and business customers.

About Mifflinburg Bancorp, Inc.

Mifflinburg Bancorp, Inc. is the bank holding company for Mifflinburg Bank and Trust Company. Mifflinburg Bank and Trust Company is a full-service commercial bank, serving customers from seven locations in Mifflinburg, Lewisburg, Millheim, Milton, Selinsgrove and Shamokin Dam, Pennsylvania. The Bank has 81 employees. As of December 31, 2024, Mifflinburg Bancorp, Inc. had $597 million in total assets.

About Northumberland Bancorp

Northumberland Bancorp is the bank holding company for The Northumberland National Bank, a community bank with six offices located in Northumberland, Hummels Wharf, Middleburg, Port, Trevorton, Selinsgrove and Sunbury, Pennsylvania. The Northumberland National Bank has 103 employees. As of December 31, 2024, Northumberland Bancorp had approximately $666 million in total assets.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements about Mifflinburg Bancorp, Inc. (“MIFF”) and Northumberland Bancorp (“NUBC”), together with their respective banking subsidiaries, Mifflinburg Bank and Trust Company and The Northumberland National Bank, may include beliefs, goals, intentions and expectations and involve substantial risks and uncertainties.  Statements other than statements of current or historical fact, including statements regarding future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to MIFF or NUBC are forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements.  Such statements are subject to factors that could cause actual results to differ materially from anticipated results.  Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: (1) costs or difficulties related to integration of the two companies following the merger; (2) the risk that the anticipated benefits, cost savings and any other savings from the merger may not be fully realized or may take longer than expected to realize; (3) changes to interest rates; (4) the ability to control costs and expenses; (5) general economic conditions; (6) adverse developments in borrower industries and, in particular, declines in real estate values; (7) MIFF’s ability to maintain compliance with federal and state laws that regulate its business and capital levels; (8) MIFF’s ability to reais capital as needed by its business; and (9) the other factors discussed in other reports MIFF may file with the Securities and Exchange Commission (“SEC”).  Neither MIFF nor NUBC undertake and each specifically disclaims any obligation to publicly release any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  You are cautioned not to place undue reliance on these forward-looking statements.